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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF SHEARMAN & STERLING]


(416) 360-8484


                                                                          , 2002

Crum & Forster Holdings Corp.
305 Madison Avenue
Morristown, NJ 07962

Fairfax Inc.
305 Madison Avenue
Morristown, NJ 07962

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (File No. 333-84068) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the aggregate number of shares of Common Stock, $.01 par value per share (the "Shares"), of Crum & Forster Holdings Corp., a Delaware corporation (the "Company"), to be registered pursuant to the Registration Statement.

     The Shares are to be sold by the Company and by Fairfax Inc. pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into by and among the Company, Fairfax Inc. and Banc of America Securities LLC, as representative of the several underwriters named in the Underwriting Agreement, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

     We have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such other documents and corporate records as we have deemed necessary as a basis for the opinion set forth herein. We have relied as to factual matters on certificates or other documents furnished by the Company and Fairfax Inc. or their officers and by governmental authorities and upon such other documents and data that we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the legal capacity of all persons executing such documents, the conformity to original documents of all documents submitted to us as copies, and the truth and correctness of any representations and warranties contained therein.

     Our opinion set forth below is limited to the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States, and we do not express any opinion herein concerning any other law.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and sold in the manner referred to in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."

                                          Very truly yours,